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Exhibit 1.:    Resolution of the Board of Directors of United Investors Life
               Insurance Company ("United Investors") authorizing establishment of the Variable Account

                    United Investors Life Insurance Company
                      Consent of the Executive Committee

     The undersigned, being all of the members of the Executive Committee of the Board of Directors of United Investors Life Insurance, hereby adopt the following resolutions:

          WHEREAS, it is desirable that United Investors Variable Account be reactivated with certain changes.

          NOW THEREFORE, BE IT RESOLVED, that the name of the separate account established by Board Resolution dated December 8, 1981 and modified by Board Resolution dated July 21, 1982 be changed to United Investors Annuity Variable Account ("Variable Account").

          FURTHER RESOLVED, that the number of investment divisions established within the Variable Account be increased from two (2) to four (4) investment divisions.

          FURTHER RESOLVED, that any two of the following: the President, the Vice President and Actuary and the Vice President and Controller be and they hereby are authorized to specify from time to time by written instrument, duly attached to and made a part of the records of the
     Corporation:

          (1) those persons who shall be authorized to deposit such amount in the Variable Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Account's operations;

          (2) those persons who shall be authorized to transfer funds from time to time between the Corporation's general account and the Variable Account as deemed necessary or appropriate and consistent with the terms of the Variable Annuity Contract.

          FINALLY RESOLVED, that the President, the Vice President and Actuary and the Vice President and General Counsel, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Account, and by the Corporation as sponsor and depositor as Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of Variable Account and the Corporation and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or principal account officer and/or any other officer of the Corporation.

     Dated this 5/th/ day of December, 1986.


BE IT RESOLVED, that the Company, pursuant to the provisions of Section 376.309 of the Missouri Insurance Statutes, hereby establishes a separate

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account designated,"United Investors Variable Account "hereinafter "Variable
Account") for the following use and purposes, and subject to such conditions as are hereinafter set forth:

FURTHER RESOLVED, that Variable Account shall be established for the purpose of providing for the issuance by the Company of such Variable Annuity or other Contracts ("Contracts") as the Executive Committee may designate for such purpose and shall constitute a separate account into which allocated amounts are paid to or held by the Company under such Contracts; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to Variable Account shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

FURTHER RESOLVED, that the fundamental investment policy of Variable Account shall be to invest or reinvest the assets of Variable Account in securities issued by such investment companies registered under the Investment Company Act of 1940 as may be specified in the respective Contracts; and

FURTHER RESOLVED, that four investment divisions be, and hereby are established within Variable Account, to which net payments under the Contracts will be allocated in accordance with instructions received from contract holders, and that the Executive Committee be, and hereby is, authorized to increase or decrease the number of investment divisions in Variable Account as it deems necessary or appropriate; and

FURTHER RESOLVED, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940; and

FURTHER RESOLVED, that each investment division may be comprised of two sub-divisions, one to hold the amounts contributed under Contracts issued to retirement plans qualifying for favorable tax treatment under the provisions of the Internal Revenue Code, as amended, and the other to hold amounts contributed under Contracts not issued to such qualified plans; and

FURTHER RESOLVED, that the President and the Senior Vice President and Treasurer be, and they hereby are, authorized to deposit such amount in Variable Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Accounts operations; and

FURTHER RESOLVED, that the President and the Senior Vice President and Treasurer be, and they hereby are, authorized to transfer funds from time to time between United Investors general account and Variable Account as deemed necessary or appropriate and consistent with the terms of the Contract; and

FURTHER RESOLVED, that the Executive Committee of the Company be, and is hereby, authorized to change the designation of Variable Account to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to:

     (a) Register Variable Account as a unit investment trust under the Investment Company Act of 1940 as amended;

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     (b) Register the Contracts in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and

     (c) Take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Variable Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, that the President, the Senior Vice President and Treasurer and the Vice president and General Counsel, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Variable Account, and by the Company as sponsor and depositor, a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of Variable Account and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, that James L Sedgwick and Paul J. Mason are hereby appointed as agents for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of Variable Account and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to compare, execute, deliver and file all such applications, reports, covenants, resolutions applications for exemptions, consents to service or process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts as may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem it to be in the best interest of Variable Account and the Company; and

FURTHER RESOLVED, that the President and the Vice President and General Counsel of the Company be, and hereby are, authorized in the names and on behalf of Variable Account and the Company to execute and file irrevocable written consents on the part of Variable Account and the Company to be used in such states where such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Variable Account and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, that the President of the Company be, and hereby is, authorized to establish procedures under which the Company will institute

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procedures for providing voting rights for owners of such contracts with respect to securities owned by Variable Account.